Exhibit 10.7

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 dated as of October 4, 2017 (this “Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of October 7, 2016 (as the same has been and may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among (i) STX FINANCING, LLC, a Delaware limited liability company, as Borrower, (ii) STX FILMWORKS, INC., a Delaware corporation, as Parent, (iii) the GUARANTORS referred to therein, (iv) the LENDERS referred to therein, and (v) JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders and as Issuing Bank.

INTRODUCTORY STATEMENT

WHEREAS, the Borrower has requested, and the Administrative Agent and the requisite Lenders (as described in Section 3 of this Amendment) have agreed, that the Credit Agreement be amended on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the parties hereto agree as follows:

1.               Defined Terms. Capitalized terms used but not otherwise defined herein (including any such terms used in the Introductory Statement hereto) shall have the meanings given to them in the Credit Agreement.

2.               Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined below), as follows:

(a)             Section 1.2 of the Credit Agreement is amended by inserting the following terms in alphabetical order:

“A Bad Moms Christmas” shall mean the motion picture currently entitled “A Bad Moms Christmas.”

“Approved UK P&A Budget” shall mean, for each Qualifying Picture being self-distributed theatrically in the UK Territory by the Borrower, the Dollar equivalent of the Sterling budget that is to be contributed by all Persons towards UK P&A Expenses for the theatrical distribution of such Picture in the UK Territory, which shall be in an amount not less than the minimum P&A budget necessary to theatrically release such Qualifying Picture in the UK Territory, as determined by the Borrower using its reasonable business judgment. Except with respect to the Dollar equivalent of $1,000,000 (in the aggregate for all Pictures), which need not be hedged, in order for any UK P&A Credit to be taken hereunder, the amount of the Approved UK Budget must be hedged from Sterling into Dollars in a manner satisfactory to the Administrative Agent.

“Five Picture Rolling UK P&A Coverage Ratio” shall mean the ratio (expressed as a percentage), determined on each applicable P&A Test Date, of (i) the Net UK Value of the five most recently Seasoned STX Pictures self-distributed theatrically by the Borrower in the UK Territory and for which UK P&A Expenses have been funded by the Borrower (the “Subject UK Pictures”) to (ii) all UK P&A Expenses with respect to such Subject UK Pictures (from first dollar, whether or not recouped); provided that if the foregoing calculation would (in the absence of this proviso) have resulted in a Five Picture Rolling UK P&A Coverage Ratio of less than 150%, the Borrower may upon written notice to the Administrative Agent elect to include in the foregoing numerator (i.e., in the foregoing clause (i)) the excess (if positive) of the Net Ultimates attributable to the Subject UK Pictures in the Domestic Territory less the P&A Expenses (from first dollar, whether or not recouped) for such Subject UK Pictures in the Domestic Territory (the amounts included in this proviso, the “Reallocated US-UK Excess Value”). For purposes hereof, the Five Picture Rolling UK P&A Coverage Ratio shall be expressed in Dollars, converting from Sterling any component thereof pursuant to a current exchange rate acceptable to the Administrative Agent.

“Molly’s Game” shall mean the motion picture currently entitled “Molly’s Game.”

“Net UK Value” shall mean, with respect to any STX Pictures self-distributed theatrically by the Borrower in the UK Territory and for which UK P&A Expenses have been funded by the Borrower, as of the applicable date of determination, the sum (without duplication) of (i) Remaining UK Value plus (ii) amounts actually paid to the Borrower during the First Cycle Period solely attributable to the UK Territory, in each case calculated based on the most recent Remaining UK Value Report for such Picture but in each case net of all payments made or to be made to third parties (other than payments made or to be made for P&A Expenses, to co-financiers or to equity investors, which for this purpose shall not be netted out). For purposes hereof, the Net UK Values shall be expressed in Dollars, converting from Sterling any component thereof pursuant to a current exchange rate acceptable to the Administrative Agent.

“Remaining UK Value” shall mean, with respect to each Seasoned Picture that has been self-distributed theatrically by the Borrower in the UK Territory, the amounts attributable solely to the UK Territory during the First Cycle Period which are projected to thereafter become payable (but in the case of home entertainment ultimates, limited to rolling 18-month forward looking projections unless home entertainment is being sub-distributed by, and ultimates are being provided by, a Major Studio, and such ultimates from the Major Studio show a longer tenor for projections) to the Borrower either directly or under applicable sub-Distribution Agreements for the UK Territory from theatrical, home entertainment (including electronic sell-through, SVOD, TVOD and other digital forms) and pay television, free television or any other any medium and from any territory for any tenor not in excess of the First Cycle Period) after deduction

(without duplication) for any and all amounts deductible, recoupable or which may be offset by any of Borrower’s sub-Distributors in the UK Territory from its obligation to make payments to the Borrower (including without limitation, recoupments of any advances, print and advertising or other distribution expenses, and any distribution fees or any payments made or to be made directly by any such sub-Distributor in the UK Territory (including, without limitation, any residual, participation or contingent payment) to any Person other than the Borrower, who is entitled to any portion of the proceeds of such Picture from the UK Territory). The calculations of the Remaining UK Value shall be determined solely based on the written ultimates reports provided by the Borrower that have been delivered to the Administrative Agent, and for any UK Territory media in which the Borrower is not directly self-distributing, any value included in the Remaining UK Value must be supported by a written estimate that has been prepared by the Borrower’s applicable UK Territory sub-Distributor that has been delivered to the Administrative Agent. The Remaining UK Value for a Picture shall be calculated initially on the date on which such Picture becomes a Seasoned Picture when required in accordance with Section 5.1(k) and shall also be updated as required by Section 5.1(k). The Remaining UK Value (i) in the case of any receipts anticipated to be received and expenses expected to be incurred beyond one (1) year from the applicable date of determination, will be discounted to a present value based on a notional discount rate equal to the greater of (1) 8% and (2) the rate then accruing on Alternate Base Rate Loans on the applicable calculation date, and (ii) will not include any amounts in which the Administrative Agent (for the benefit of the Secured Parties) does not have a first priority perfected security interest under the UCC and applicable copyright law (subject only to the Specified Permitted Encumbrances described in Section 6.2(b)). For purposes hereof, the Remaining UK Value shall be expressed in Dollars, converting from Sterling any component thereof (including reporting provided by third parties in Sterling) pursuant to a current exchange rate acceptable to the Administrative Agent.

“Reallocated US-UK Excess Value” shall have the meaning ascribed in the definition of the Five Picture Rolling UK P&A Coverage Ratio.

“Sterling” and “£” shall mean lawful money of the United Kingdom of Great Britain and Northern Ireland.

“UK P&A Advance Rate” shall initially mean 75% (including for the avoidance of doubt for A Bad Mom’s Christmas and Molly’s Game); provided that if the Five Picture Rolling UK P&A Coverage Ratio is as of the relevant date of determination determined to be less than 150%, the UK P&A Advance Rate shall as of such date of determination be zero percent (0%) on a prospective basis for new Pictures for which no UK P&A Credit has yet been taken until such time as the Five Picture Rolling UK P&A Coverage Ratio is at least 150%.

“UK P&A Expenses” shall mean print and advertising expenses in respect of a Picture in the UK Territory (expressed on the basis of a Dollar equivalent of any Sterling component at a current exchange rate acceptable to the Administrative Agent).

“UK Territory” shall mean the United Kingdom and its territories and possessions to the extent that STX and its competitors typically distribute in such territories and possessions when distributing United Kingdom rights.

“UK Value Report” shall mean, with respect to any Seasoned Picture that has been self-distributed theatrically by the Borrower in the UK Territory, a written estimate of the Remaining UK Value for such Picture prepared by Borrower, which estimate shall be calculated in the manner described in the definition of “Remaining UK Value”, including that any value attributable to media or windows in which STX is not directly distributing is supported by either a receivable-based contract or a written estimate prepared by the sub-Distributor that has been delivered to the Administrative Agent. The UK Value Reports shall contain at least as much supporting detail and back-up as Remaining Ultimates Reports, and shall otherwise be in form and substance reasonably acceptable to the Administrative Agent. For purposes hereof, the UK Value Reports shall be expressed in Dollars, converting from Sterling any component thereof (including reporting provided by third parties in Sterling) pursuant to a current exchange rate acceptable to the Administrative Agent.

(b)            Section 1.2 of the Credit Agreement is further amended by:

(i)              replacing in their entireties the following definitions:

“Borrowing Base” shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:

(i)              the P&A Advance Rate multiplied by the Credit Parties’ share of each STX Qualifying Picture’s Approved P&A Budget (the “STX P&A Credit”); provided that (A) the Borrowing Base credit under this clause (i) shall be capped at $30,000,000 for each STX Qualifying Picture (or, solely in the case of A Bad Moms Christmas and Molly’s Game, $33,250,000) and (B) the total amount of P&A Credits in the Borrowing Base under this clause (i) and clauses (ii) and (iii) below, when added together, may not exceed $95,000,000 in the aggregate at any point in time, plus

(ii)            the applicable Europa P&A Advance Rate multiplied by the gross Approved P&A Budget for each Europa Non-Valerian Picture that constitutes a Qualifying Picture (the “Europa Non-Valerian P&A Credit”); provided that (A) the aggregate Borrowing Base credit under this clause (ii) may not exceed $12,250,000 in the aggregate at any point in time and (B) an Europa P&A Credit may only be included in the Borrowing Base for one Europa Non-Valerian Picture at any time, plus

(iii)          75% of the gross Approved P&A Budget for Valerian (the “Valerian P&A Credit” and together with the Europa Non-Valerian P&A Credit, the “Europa P&A Credit”); provided that the Borrowing Base credit under this clause (iii) shall be capped at $45,000,000, plus

(iv)          the applicable UK P&A Advance Rate multiplied by the Credit Parties’ share of the Approved UK P&A Budget for each STX Qualifying Picture scheduled to be released in the UK Territory after the effectiveness of Amendment No. 2 dated as of October 4, 2017 (the “UK P&A Credit”); provided that the Borrowing Base credit under this clause (iv) shall be capped at US$10 million in the aggregate at any point in time (provided, that as a sublimit within the aforementioned US$10 million cap, up to US$3.5 million of UK P&A Credits may be taken for Pictures that do not meet the all of the requirements for being a Qualifying Picture as provided in the second sentence of the definition of “Qualifying Picture”) , plus

(v)            the Ultimates Advance Rate multiplied by Remaining Ultimates, plus

(vi)          the Unlicensed Free TV Ultimates Advance Rate multiplied by Unlicensed Free TV Ultimates; provided that aggregate the Borrowing Base credit under this clause (vi) shall be capped at $20,000,000 at any point in time, plus

(vii)        (a) 100% of Eligible Receivables that are secured by an Acceptable L/C and (b) 100% (or such lower advance rate as shall be determined by the Administrative Agent in its reasonable discretion) of Eligible Receivables that are secured to the satisfaction of the Administrative Agent, and amounts owing to the Credit Parties in the Tang Escrow Account or the Huayi Escrow Account for which the Administrative Agent may make a draw request if the Borrower fails to do so, plus

(viii)      100% of Eligible Receivables from Approved Tier 1 Account Debtors, plus

(ix)          90% of Eligible Receivables from Approved Tier 2 Account Debtors, plus

(x)            80% of Eligible Receivables from Approved Tier 3 Account Debtors, plus

(xi)          50% of Eligible Receivables from Approved Tier 4 Account Debtors, plus

(xii)        50% of Eligible Receivables from other obligors not specified on Schedule 2.16 hereof; provided, that the aggregate amount of Borrowing Base credit under this clause (xii) shall at no time exceed (A) $500,000 for any single obligor or Affiliated Group or (B) $15,000,000 at any point in time, plus

(xiii)      90% of Tax Incentive Receivables for which all requirements of the definition thereof are satisfied and (B) 50% (or such higher advance rate as may be agreed by the Administrative Agent after consultation with the Lenders on a case-by-case basis) of other Eligible Receivables from sales of tax incentives or tax rebates from account debtors (other than Approved Tier 1 Account Debtors, Approved Tier 2 Account Debtors, Approved Tier 3 Account Debtors or Approved Tier 4 Account Debtors (for whom Eligible Receivables from sales of tax incentives or tax rebates would receive the relevant advance rates set forth in clauses (viii)-(xi) above)) acceptable to the Administrative Agent (and subject to any concentration limits imposed by the Administrative Agent) after consultation with the Lenders, plus

(xiv)       the Unsold Rights Credit for each applicable Qualifying Picture; provided, that (a) the Borrowing Base credit for any Qualifying Picture under this clause (xiv) shall at no time exceed the lesser of (1) 25% of the negative cost of such Qualifying Picture (without reference to any overhead fees) and (2) $8,500,000, (b) the aggregate amount of Borrowing Base credit under this clause (xiv) shall at no time exceed 25% of the total Borrowing Base, and (c) the Borrowing Base credit for any Qualifying Picture under this clause (xiv) shall be reduced to zero upon the earlier of (x) eighteen (18) months following its initial inclusion in the Borrowing Base and (y) one hundred twenty (120) days following the Completion of such Qualifying Picture, plus

(xv)         the Unsold TV Rights Credit for each applicable Program; provided, that (a) the Borrowing Base credit for any Program under this clause (xv) shall at no time exceed the lesser of (1) 20% of the negative cost of such Program (without reference to any overhead fees) and (2) $10,000,000, (b) the aggregate amount of Borrowing Base credit under this clause (xv) shall at no time exceed 15% of the total Borrowing Base, (c) the aggregate amount of Borrowing Base credit under this clause (xv) and clause (xiv) above shall at no time exceed 25% of the total Borrowing Base and (d) the Borrowing Base credit for any Program under this clause (xiv) shall be reduced to zero (x) upon the earlier of (i) twelve (12) months after the initially scheduled first airing in the United States of the first episode of the applicable season of such Program and (ii) nine (9) months following Completion of such Program (which for the avoidance of doubt shall treat all the episodes of a series for a relevant season as a single Program), and (y) with regard to any specific territory, the sale of that territory with respect to such Program.

(xvi)       the aggregate amount of cash of the Credit Parties held in (A) blocked deposit accounts maintained at a Lender (pursuant to Account Control Agreements in favor of, and in form and substance satisfactory to, the Administrative Agent) or (B) blocked Cash Collateral Accounts, minus

(xvii)     the sum of the Reserves;

provided, however:

(a)             Borrowing Base credit under the foregoing clauses (i) through (iv) shall only be available for Qualifying Pictures, and shall not be available for Revenue Participations (although P&A Credits may be taken for P&A Distribution Pictures as defined in clause (m) of this proviso in accordance with such clause (m)). Borrowing Base credit under the foregoing clause (xiv) shall only be available for STX Qualifying Pictures. Borrowing Base credit for Europa Pictures shall only be available under clauses (ii), (iii) and (v), subject to the requirements in the case of clause (v) that STX may only include Ultimates for Europa Rights Pictures (as opposed to Europa Servicing Pictures), and only to the extent attributable to any windows and media in which Borrower holds a license of rights (as opposed to merely provides services for), and after deducting any portion of the anticipated Borrower revenues that shall be payable by Borrower to Europa. For the avoidance of doubt, the Borrower shall not be prohibited from obtaining Borrowing Base credit for eligible contractual arrangements with Europa outside the Europa Output Agreement.

(b)            Borrowing Base credit under the foregoing clauses (v) and (vi) shall only be available for Pictures which are released theatrically.

(c)             All of the foregoing amounts are without duplication of any deductions contained within any of the components of the Borrowing Base and the amount of credit provided under any component of the Borrowing Base shall be reduced, prior to (except in the case of Borrowing Base credit under clauses (i), (ii), (iii), (iv), (xiv) and (xv)) application of the applicable advance rate, dollar-for-dollar by any payments which a Credit Party is required to pay to any third party in respect of such receivable or credit (e.g., royalties, residuals, fees, commissions) and any other projected expenses of the Credit Parties arising in connection with such amounts (and including any amounts payable to the Seer P&A Facility Agent or any lender under the Seer P&A Facility Credit Agreement directly in connection with such anticipated proceeds (including for the avoidance of doubt, the mandatory principal prepayments and Profit Participation Fees (as defined in the Seer P&A Facility Credit Agreement and any other required application of such proceeds pursuant to the Senior Intercreditor Agreement);

(d)            The portion of the Borrowing Base attributable at any time to each Uncompleted Picture shall not exceed the portion of the negative cost or purchase price of such Picture (other than that provided by the Approved Completion Guarantor) which would be refunded to the Administrative Agent (for itself or on behalf of the Credit Parties) by the Approved Completion Guarantor or the Approved Domestic Distributor (excluding the Borrower for this purpose) and applied in accordance with the terms hereof if the Picture was then abandoned. The Borrowing Base attributable at any time to each Uncompleted Program shall not exceed the Credit Parties’ budgeted cost thereof.

(e)             No Borrowing Base credit may be taken with respect to Remaining Ultimates for any Picture if the Administrative Agent has not received with respect thereto the related ultimates information as and when required under Section 5.1(k), and the Borrower must remove any Remaining Ultimates attributable to a Picture if the most recent underlying written ultimate report of the Ultimates Provider that has been delivered to the Administrative Agent was computed as of a date more than six months prior to the relevant date of determination.

(f)             No P&A Credit for a particular Picture shall be available unless (i) the P&A Reserves have been established with respect thereto, and (ii) the Borrower has provided a certification to the Administrative Agent in substantially the form attached hereto as Exhibit P as to the broad release pattern contemplated for such Picture (with such Exhibit P modified as appropriate in a manner satisfactory to the Administrative Agent to include certifications relating to the UK Territory release in the context of Pictures for which UK P&A Credits are to be requested), and with respect to Europa Pictures, the conditions set forth in Section 4.2(l) have been satisfied. The P&A Credit (excluding solely any UK P&A Credits) for a Picture will be reduced on a dollar-for-dollar basis as receipts from exploitation in the Domestic Territory are received by the Credit Parties with regard to the relevant Picture. The UK P&A Credit for a Picture will be reduced on a dollar-for-dollar basis as receipts from exploitation in the UK Territory are received by the Credit Parties with regard to the relevant Picture.

(g)            The P&A Credits for any Picture shall be reduced to zero upon the earlier of (i) the Seasoning Date of such Picture, (ii) the date that is six months from the date on which the applicable P&A Credit for such Picture was first included in the Borrowing Base if such Picture has not been theatrically released in the Domestic Territory (or in the UK Territory in the case of UK P&A Credits) by such date, and (iii) solely with respect to a P&A Credit that is a Europa P&A Credit, the Europa Film Guaranty Satisfaction Date for such Europa Picture.

(h)            The STX P&A Credit shall not be available for any new Pictures if the Five Picture Rolling P&A Coverage Ratio has been determined to be less than 100% (other than for new Pictures for which STX P&A Credits had not previously been taken by the relevant date of determination but that are scheduled to be released theatrically domestically within six months of such determination date, for which the STX P&A Credit shall be available but at a 50% advance rate) until (if ever) the Five Picture Rolling P&A Coverage Ratio for five new Pictures (i.e. Pictures that were not included in any computation of the Five Picture Rolling P&A Coverage Ratio that yielded a percentage of less than 100%) exceeds 125%. The UK P&A Credit shall not be available for any new Pictures if the Five Picture Rolling UK P&A Coverage Ratio as computed on the date of determination is less than 150% until such time as the Five Picture Rolling UK P&A Coverage Ratio is at least 150%.

(i)              To the extent any receivable included in the Borrowing Base is conditioned upon a general theatrical release of a Picture in the Domestic Territory, (i) (x) the Borrower shall self-release such Picture in the Domestic Territory or a Distribution Agreement for the Domestic Territory with another Approved Domestic Distributor shall have been entered into with respect to such Picture and (y) if applicable, such Picture shall meet, or be expected in good faith to meet, the requirements for distribution under the relevant Distribution Agreement for the Domestic Territory, or (ii) another Approved Domestic Distributor has committed to release such Picture in the Domestic Territory. A receivable under a contract requiring that a Picture be released theatrically in the Domestic Territory with minimum P&A Expenses in the Domestic Territory may be included in the Borrowing Base only if: (i) the Borrower has established the P&A Reserve, and the Administrative Agent shall have received satisfactory evidence of establishment of such P&A Reserve; (ii) at all times prior to the general theatrical release date of such Picture in the Domestic Territory, (x) the receivable meets all of the other requirements of an Eligible Receivable and (y) the Borrower (if self-distributing) or other Approved Domestic Distributor (or, if it has the ability to instruct such Approved Domestic Distributor to do so, the Borrower (with respect to such other Approved Domestic Distributor’s distribution)) has committed to a release pattern that meets any such minimum requirements; and (iii) at all times thereafter, the general theatrical release of such Picture in the Domestic Territory actually satisfies such minimum requirements. In addition, any Approved Completion Bond relating to such Picture shall guarantee the delivery of any items which are a condition to such general theatrical release in the Domestic Territory under such Distribution Agreement (if applicable) and under any other Distribution Agreement for which Borrowing Base credit is requested. In addition, no receivable may be included in the Borrowing Base to the extent that it is conditioned upon a release in the Domestic Territory requiring any specific number of screens unless the Picture to which such receivable relates is being distributed in the Domestic Territory either (a) by a Major Studio or other Approved Domestic Distributor who has committed in the applicable Distribution Agreement or otherwise in a binding agreement to achieve a screen release sufficient to satisfy the relevant screen release condition or (b) by the Borrower, provided, that the Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying that it shall achieve a screen release in the Domestic Territory sufficient to satisfy the relevant screen release condition.

(j)              No Unsold Rights Credit or Unsold TV Rights Credit shall be given with respect to any Item of Product unless the Administrative Agent shall have received the Major Territory Value Forecasts prepared by an Approved Foreign Sales Agent within the preceding six (6) months as to each of the unsold Major Territories for the applicable Item of Product (it being understood that a Major Territory Value Forecast may be zero for a particular Major Territory). No Unsold Rights Credit or Unsold TV Rights Credit shall be given with respect to Revenue Participations.

(k)            The Administrative Agent after consultation with the Borrower is authorized to remove all Borrowing Base credit with respect to a Tax Incentive Receivable in the event that, in the good faith determination of the Administrative Agent, the Credit Parties, Co-Financing Venture Entity or Major Studio (in the case of a Revenue Participation) (as applicable) have not caused the production or post-production of the applicable Picture to comply in all respects with the relevant statutory requirements giving rise thereto or have not timely filed any and all forms with any governmental, administrative or regulatory body in order to claim the applicable Tax Incentive Receivable or have otherwise not timely complied with any of the other commitments or agreements contained within the definition of “Tax Incentive Receivable” (without the application of any grace or cure period).

(l)              The Credit Parties shall be in compliance with Section 4.2 or Section 4.3, as applicable, with respect to an Item of Product prior to receiving the initial Borrowing Base credit for such Item of Product.

(m)           In the case of rent-a-system Pictures for which the Credit Parties are not advancing print & advertising expenses in the Domestic Territory, no P&A Credits shall be available. UK P&A Credits shall not be available for Pictures that are being exploited on a rent-a-system basis in the UK Territory. The following shall govern with respect to accessing P&A Credits (other than UK P&A Credits) for Pictures that constitute rent-a-system Pictures for which the Credit Parties are fronting print and advertising expenses for a third-party producer (such Picture, a “P&A Risk Distribution Picture”):

A.              P&A Credits may be accessed for Europa Pictures that constitute Qualifying Pictures so long as the Credit Parties are entitled to a domestic theatrical distribution fee of not less than 8.5% (or, solely in the case of Valerian, 8% reducing to 6% as a function of gross film rentals); and

B.              for all other P&A Risk Distribution Pictures, P&A Credits may only be accessed if (A) such Picture constitutes a Qualifying Picture; (B) the Credit Parties are entitled to a domestic distribution fee of not less than ten percent (10%); and (C) P&A Credits may only be accessed under this clause (m)(ii) for up to two P&A Risk Distribution Pictures to be theatrically released in any calendar year, unless (for any additional P&A Risk Distribution Picture(s) beyond two per calendar year) the Borrower shall have made the request to the Administrative Agent and the Lenders constituting Required Lenders have not objected to the request during a ten (10) Business Day notice period.

(n)            Credit may not be obtained for any item in the Borrowing Base except to the extent that the Administrative Agent holds a perfected security interest therein, with the priority contemplated by Section 3.18 or such greater standard required under the definitions of “Tax Incentive Receivable”, “Eligible Receivables” and “Remaining Ultimates”.

(o)            In computing the maximum amount of the credits allowable pursuant to any component(s) of the Borrowing Base which contains a limitation that such component(s) individually or collectively may not exceed a stated percentage of the Borrowing Base, a stated percentage of the Total Commitments, or a dollar amount certain, such computation shall be made prior to making any deductions from the Borrowing Base for Production/Acquisition Cost Reserves and/or P&A Reserves.

(p)            Borrowing Base credit attributable to Tax Incentive Receivables and Eligible Receivables which are denominated in a non-U.S. Dollar currency but are not hedged in a manner satisfactory to the Administrative Agent shall not exceed $5,000,000 in the aggregate at any time outstanding.

“Corporate Priority Collateral Sub-Borrowing Base” shall mean a sub-calculation of the Borrowing Base constituting, as of any date of determination, the sum of (a) the aggregate value of the Remaining Ultimates credits in the Borrowing Base pursuant to clause (iv) thereof plus (b) the aggregate value of P&A Credits in the Borrowing Base pursuant to clauses (i) through (iv) thereof plus (c) the aggregate value of Borrowing Base credit attributable to Eligible Receivables relating to the domestic rights in any medium for any Picture plus (d) the aggregate value of cash in the Borrowing Base pursuant to clause (xv) thereof that constitutes proceeds of Corporate Priority Collateral which has been released to the Borrower in accordance with the Proceeds Application Provisions (as such term is defined in the Senior Intercreditor Agreement) minus (e) the aggregate P&A Reserves. For the avoidance of doubt, the aggregate Remaining Ultimates under clause (a) shall be computed net of any deductions or other limitations required in accordance with the definition of the “Borrowing Base” for third party payments.

“Five Picture Rolling P&A Coverage Ratio” shall mean the ratio (expressed as a percentage), determined on each applicable P&A Test Date, of (i) the sum (without duplication) of (v) the Net Ultimates for the five most recent STX Pictures distributed by the Borrower and for which P&A Expenses have been funded by the Borrower (with “Free State of Jones” to be the first picture to be included in the first testing pool), plus (w) the Unlicensed Free TV Ultimates with respect to such STX Pictures, plus (x) the Credit Parties’ share (net of third party payment obligations) of any other cash value collected or expected to be collected by the Credit Parties attributable to such STX Pictures to the extent such value extends beyond the portion (if any) thereof that has ever been included in the Borrowing Base and to the extent the Credit Parties are permitted under all applicable contractual arrangements to use such value towards recoupment of their P&A Expenses or loans extended to finance such P&A Expenses, minus (y) solely to the extent that any Reallocated US-UK Excess Value is then in effect under the Five Picture UK Rolling P&A Coverage Ratio, an amount equal to all UK P&A Expenses (from first dollar, whether or not recouped) for the

Subject UK Pictures that are also included in the Five Picture Rolling P&A Coverage Ratio, plus (z) solely to the extent that any Reallocated US-UK Excess Value is then in effect under the Five Picture UK Rolling P&A Coverage Ratio, an amount equal to the Net UK Value for the Subject UK Pictures that are also included in the Five Picture Rolling P&A Coverage Ratio divided by (ii) all P&A Expenses with respect to such STX Pictures. Europa Pictures shall not be included in calculations of the Five Picture Rolling P&A Coverage Ratio or, for the avoidance of doubt, in calculations of the P&A Advance Rate.

“P&A Advance Rate” shall initially mean 75% (or solely in the case of A Bad Moms Christmas and Molly’s Game, 95%); provided that (i) if the Five Picture Rolling P&A Coverage Ratio is less than the Deficit Percentage, the P&A Advance Rate shall be the percentage equal to 75% (or solely in the case of A Bad Moms Christmas and Molly’s Game, 95%) less 1.00% for each 1.00% by which the Five Picture Rolling P&A Coverage Ratio is less than the Deficit Percentage (e.g., if the Five Picture Rolling P&A Coverage Ratio is 110% and the Deficit Percentage is 120%, the P&A Advance Rate will be reduced from 75% to 65% (or solely in the case of A Bad Moms Christmas and Molly’s Game, reduced from 95% to 85%)) and (ii) if the Five Picture Rolling P&A Coverage Ratio is determined to be less than 100%, the P&A Advance Rate shall be zero percent (0%) (other than for new Pictures for which P&A Credits had not previously been taken but that are scheduled to be released theatrically domestically within six months of the date of determination, for which the P&A Advance Rate shall be fifty percent (50%)) until (if ever) the Five Picture Rolling P&A Coverage Ratio for five new Pictures (i.e. Pictures that were not included in any computation of the Five Picture Rolling P&A Coverage Ratio that yielded a percentage of less than 100%) exceeds 125%.

“P&A Credit” means, individually or collectively as the context may require, each STX P&A Credit, Europa P&A Credit and UK P&A Credit.

“P&A Reserve” shall mean (1) in the context of all P&A Credits other than UK P&A Credits (without duplication), (A) with respect to any Eligible Receivable to be included in the Borrowing Base that requires that the Picture be released theatrically in the Domestic Territory with minimum P&A Expenses, a reserve established by the Borrower from its cash equity, availability under the Seer P&A Facility Credit Agreement and/or availability under this Credit Agreement (as applicable) (and satisfactory evidence of such reserve shall have been provided to the Administrative Agent) in the amount necessary to pay the Credit Parties’ share of the aggregate remaining P&A Expenses in order to meet such requirements, in each case net of remaining amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining P&A Expenses; and (B) a reserve, to be established upon the inclusion of any P&A Credits for a Qualifying

Picture in the Borrowing Base for which a Credit Party has committed to pay or is otherwise responsible for paying P&A Expenses, in an amount equal as of any date of determination to (x) 100% of the remaining unspent portion of the Approved P&A Budget minus (y) the sum of (i) the portion of the remaining unspent Approved P&A Budget that will be funded under the Seer P&A Credit Agreement, (ii) the portion of the remaining unspent Approved P&A Budget that will be funded with amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining P&A Expenses and (iii) the portion of the remaining unspent Approved P&A Budget that is covered by a back-stop or other funding assurance reasonably acceptable to the Administrative Agent and (2) in the context of UK P&A Credits, a reserve, to be established upon the inclusion of any UK P&A Credits for a Qualifying Picture, in an amount equal as of any date of determination to (x) 100% of the remaining unspent portion of the Approved UK P&A Budget minus (y) (i) the portion of the remaining unspent Approved UK P&A Budget that will be funded with amounts that an Approved Co-Financier or an Approved Co-Financing Venture Counterparty which has entered into a Co-Financing Intercreditor Agreement or Co-Financing Venture Interparty Agreement (if such an agreement is otherwise required hereunder) has committed to fund on a cash flow basis towards such remaining UK P&A and (ii) the portion of the remaining unspent Approved UK P&A Budget that is covered by a back-stop or other funding assurance reasonably acceptable to the Administrative Agent.

“P&A Test Date” shall mean, (A) with respect to the Five Picture Rolling P&A Coverage Ratio, (a) initially, the date on which the fifth Picture (with “Free State of Jones” to be the first picture to be included in the first testing pool) becomes a P&A Picture and (b) at all times thereafter, (1) as of the last day of each fiscal quarter of the Borrower, and (2) on the date on which each subsequent Picture becomes a P&A Picture and (B) with respect to the Five Picture Rolling UK P&A Coverage Ratio, (a) initially, the date on which the fifth Picture released in the UK Territory on a self-distribution basis after the effectiveness of Amendment No. 2 dated as of October 4, 2017 to this Credit Agreement becomes Seasoned and (b) at all times thereafter, (1) as of the last day of each fiscal quarter of the Borrower, and (2) on the date on which each subsequent Picture released in the UK Territory on a self-distribution basis becomes Seasoned..

“Production Priority Collateral Sub-Borrowing Base” shall mean a sub-calculation of the Borrowing Base constituting, as of any date of determination, the sum of (i) (a) the aggregate value of the Eligible Receivables in the Borrowing Base pursuant to clauses (vii) through (xii) thereof other than Eligible Receivables included in the Corporate Priority Sub-Borrowing base pursuant to clause (d) thereof plus (b) the aggregate value of the Tax Incentive Receivables in the Borrowing Base pursuant to clause (xiii) thereof plus (c) the aggregate value of the Unsold Rights Credits and the aggregate value of the Unsold TV Rights Credits in the Borrowing Base pursuant to clauses (xiv) and (xv) plus (d) the aggregate value of cash in the Borrowing Base pursuant to clause (xvi) thereof that is not included in the Corporate Priority Collateral Sub-Borrowing Base pursuant to clause (c) thereof minus (ii) the sum of (a) the aggregate of the Production/Acquisition Cost Reserves and (b) the aggregate of the P&A Reserves (but for these purposes only including P&A Reserves arising under clause (A) of the definition of P&A Reserves). For the avoidance of doubt, the credits under clause (i) shall be computed net of any deductions or other limitations required in accordance with the definition of the “Borrowing Base” for third party payments.

“Qualifying Picture” shall mean a Picture which satisfies the following criteria: (1) it is being distributed in the Domestic Territory by the Borrower and/or another Approved Domestic Distributor under a Distribution Agreement, and the Borrower has secured a wide theatrical release on premium, first run screens satisfactory to the Administrative Agent and downstream distribution generally consistent with the Significant Exploitation Agreements, and (2) it is a feature length Picture to be produced or acquired by a Credit Party or Co-Financing Venture Entity or a Major Studio (in the case of a Revenue Participation) which (i) is scheduled to be delivered no later than one year after the Maturity Date, (ii) unless the Administrative Agent otherwise agrees, shall not be a stage play or concert film, (iii) shall be filmed predominately in color, (iv) shall be predominately in the English language, (v) is expected to receive an MPAA rating of not more restrictive than “R” (or the equivalent thereof) (or, if following receipt thereof, such rating is no more restrictive than “R” (or the equivalent thereof)), (vi) has satisfied or is capable of satisfying all other specifications set forth in each applicable Distribution Agreement to be included in the Borrowing Base, if any, (vii) shall have a running time of no less than 80 minutes, and (viii) unless the Administrative Agent otherwise agrees, has a negative cost of at least $10,000,000. In addition to the foregoing, in the context of a Picture for which a UK P&A Credit is requested, (A) the distributor in the Domestic Territory must be either the Borrower (on a self-distribution basis) or another distributor so long as the Borrower has demonstrated that the Picture will receive a wide theatrical release of not less than 1,000 screens in the Domestic Territory, (B) the Borrower must prior to accessing any UK P&A Credits hold (and have paid any acquisition price for) such Picture’s theatrical exploitation rights in the UK and must be self-distributing such Picture’s theatrical exploitation rights in the UK Territory and hold downstream rights in the UK Territory that are reasonably satisfactory to the Administrative Agent and (C) the Borrower must provide a certification in form and substance satisfactory to the Administrative Agent that such Picture shall have a theatrical screen count of not less than 300 screens in the UK Territory; provided that up to US$3,500,000 of UK P&A Credits may be taken for Pictures that meet all of the aforementioned requirements but for the requirements of clauses (A) and (C) of this sentence. Additionally, any

Europa Picture that constitutes a “Qualifying Picture” under the Europa Output Agreement shall constitute a Qualifying Picture hereunder.

“Seasoned Picture” shall mean any Picture which has been theatrically released in the Domestic Territory for at least eight (8) weeks (or such shorter period as may be requested by the Borrower and agreed by the Administrative Agent in its sole discretion); provided that solely for purposes of determining the Remaining UK Value or delivering UK Value Reports, the Picture shall be deemed to have been seasoned in the UK Territory when it has been theatrically released therein for at least eight (8) weeks.

(c)             Section 1.2 of the Credit Agreement is further amended adding the word “domestic” immediately before “free television rights” in clause (b) of the first sentence of the definition of “Unlicensed Free TV Ultimates Percentage” appearing therein.

(d)            Sections 5.1(i), 5.1(r) and 12.1(b)(xi) of the Credit Agreement are hereby amended by replacing the references to “P&A Expenses” wherever they appear therein with references to “P&A Expenses and/or UK P&A Expenses”.

(e)             Sections 5.1(k) and 5.1(m) of the Credit Agreement are hereby restated in their entireties as follows:

“(k) (i) Within twenty (20) Business Days after a Picture becomes a Seasoned Picture and (ii) thereafter, simultaneously with the delivery of the financial statements required under Section 5.1(a) and (b), a Remaining Ultimates Report relating to the Picture, certified by the Borrower as, to its knowledge, being true and correct based on the underlying reports prepared by Ultimates Providers, together with the underlying written ultimate reports provided pursuant to the Distribution Agreements by an Ultimates Provider, and together with each Remaining Ultimates Report delivered hereunder, a calculation of the Five Picture Rolling P&A Coverage Ratio (if applicable). Within twenty (20) Business Days after a Picture that is self-distributed theatrically by the Borrower in the UK Territory becomes a Seasoned Picture, and thereafter, simultaneously with the delivery of the financial statements required under Section 5.1(a) and (b), a UK Value Report relating to the Picture, certified by the Borrower as, to its knowledge, being true and correct based its own estimates and either receivables contracts or written estimates provided by Borrower’s sub-Distributors in the UK Territory, together with the underlying written estimates provided by Borrower’s sub-Distributors, and together with each UK Value Report delivered hereunder, and a calculation of the Five Picture Rolling UK P&A Coverage Ratio (if applicable).

…

(m)       For each Qualifying Picture for which P&A Expenses have been funded by Loans supported or to be supported by a P&A Credit, an updated Approved P&A Budget (and, if applicable an updated Approved UK P&A Budget), together with (if then applicable) an accounting of the amount of P&A Expenses (and, if applicable, UK P&A Expenses) spent to date and remaining to be spent with respect to such Picture, delivered (i) no less than five (5) Business Days prior to the date on which the Borrower shall request the initial Loan for such Picture using a P&A Credit or UK P&A Credit, (ii) concurrently with each subsequent delivery of a Borrowing Base Certificate pursuant to Subsection 5.1(h) to the extent that the Approved P&A Budget or Approved UK P&A Budget, as applicable has been increased or decreased from the amount reflected in the previous Borrowing Base Certificate, (iii) upon request by the Administrative Agent, but only if no such updated Approved P&A Budget or Approved UK P&A Budget, as applicable, has been delivered within the past thirty (30) days, and (iv) ninety (90) days after the initial theatrical release of such Qualifying Picture in the Domestic Territory and/or the UK Territory as applicable.”

3.               Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date upon which each of such conditions precedent has been satisfied, the “Effective Date”):

(a)             the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Guarantors and the Supermajority Lenders;

(b)            the representations and warranties contained in Section 4 hereof are true and correct;

(c)             all costs and expenses due and owing pursuant to Section 10 hereof to the Administrative Agent by the Borrower shall have been paid in full;

(d)            all legal matters incident to this Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent;

(e)             the Administrative shall have received in immediately available funds, for the benefit of each Lender that executes this Amendment, a fee equal to 0.10% of the Commitments of such approving Lenders;

(f)             the Seer P&A Agent shall have executed an amendment or consent to the Senior Intercreditor Agreement acknowledging and agreeing to (i) the changes to the Corporate Priority Collateral Sub-Borrowing Base and the Production Priority Collateral Sub-Borrowing Base being implemented hereby; and (ii) changes to the definition of Pre-Default Corporate Priority Waterfall and Post-Default Corporate Priority Waterfall as defined in the Senior Intercreditor Agreement to provide for recoupment of loans extended on the basis of UK P&A Credits in a manner at least as favorable to the Lenders as in the context of the P&A Credits.

4.               Representations and Warranties. Each of the Credit Parties represents and warrants that:

(a)             as of the date hereof, there is no capacity under the Capacity Cap in the Seer P&A Facility Credit Agreement (and there will be no capacity throughout the theatrical runs of A Bad Moms Christmas and Molly’s Game) such that the Credit Parties are not and will not be able to make any additional borrowing under the Seer P&A Facility Credit Agreement for A Bad Moms Christmas or Molly’s Game.

(b)            each of the Credit Parties has the power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Credit Agreement as amended hereby;

(c)             the execution and delivery by each of the Credit Parties of this Amendment, and the performance by such Person of its obligations under this Amendment and the Credit Agreement as amended hereby (i) have been duly authorized by all necessary company action (or similar action) on the part of such Person, (ii) will not constitute a violation of any provision of Applicable Law or any order of any Governmental Authority applicable to such Person or any of its properties or assets, (iii) will not violate any provision of the certificate of formation or organization, by-laws, operating agreement, partnership agreement or any other organizational document of such Person, (iv) will not violate any provision of, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate any indenture, agreement, bond, note or other similar instrument to which such Person is a party or by which such Person or any of its properties or assets are bound, other than where any such violation, conflict, breach, default or termination could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of such Person other than pursuant to the Fundamental Documents;

(d)            the representations and warranties contained in the Credit Agreement and the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) with the same effect as if made on and as of the date hereof; and

(e)             immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

5.               Fundamental Document. This Amendment is designated a Fundamental Document by the Administrative Agent.

6.               Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute an amendment, waiver or modification of any other provision of the Credit Agreement, does not constitute a waiver of timely compliance with the provisions of the Credit Agreement or any provision of any other Fundamental Document, does not constitute a waiver of any Default or Event of Default whether or not known to the Administrative Agent or the Lenders, and does not entitle any Credit Party to any amendment, waiver or modification of any provision of the Credit Agreement or any other Fundamental Document, or to a consent to any transaction, in the future in similar or dissimilar circumstances. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and confirmed. Without limiting the foregoing, each Credit Party hereby (i) reaffirms its obligations under the Credit Agreement and the other Fundamental Documents to which it is a party and (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Fundamental Documents. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

7.               Further Assurances. At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the Credit Parties in accordance with Section 13.4 of the Credit Agreement, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Amendment.

8.               APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

9.               Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic photocopy (i.e., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.

10.            Expenses. The Borrower agrees to pay pursuant to Section 13.4 of the Credit Agreement, all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent.

11.            Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER: STX FINANCING, LLC By: /s/ Noah Fogelson_______________________ Name: Noah Fogelson Title: EVP, Corporate Strategy & General Counsel

Amendment No. 2 to Second Amended and Restated Credit Agreement

GUARANTORS:

STX FILMDEV, LLC

STX FILMDEV II, LLC

STX PLAN F, LLC

STX PRODUCTIONS, LLC

STX TV, INC.

STX LOUISIANA, LLC

FSO JONES, LLC

STX NY, INC.

FSO JONES NY, LLC

STX MUSIC, LLC

STX MUSIC PUBLISHING, LLC

STX RECORDINGS, LLC

MARS BOYS, LLC

WE ARE BESTIES, LLC

BAD MOMS LOUISIANA, LLC

BADDER MOMS, LLC

STX INTERNATIONAL, INC.

STX TRUE LIFE, LLC

SURREAL, INC.

STX ENTERTAINMENT UK, LTD.

ADRIFT PRODUCTIONS UK LTD.

VATN VATN ALLS STADAR, LLC

ADRIFT PRODUCTIONS NZ LIMITED

PUPPET MURDERS, LLC

By: /s/ Noah Fogelson_______________________

Name: Noah Fogelson

Title: EVP, Corporate Strategy & General Counsel

Amendment No. 2 to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as a Lender

By: /s/ Patrick J. Minnick_______________________

Name: Patrick J. Minnick

Title: Executive Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

CIT Bank, N.A.

By: /s/ Nicholas Dang_______________________

Name: Nicholas Dang

Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK OF AMERICA, N.A.

By: /s/ Sharad C Bhatt_______________________

Name: Sharad C Bhatt

Title: Senior Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

MUFG Union Bank, N.A.

By: /s/ Mike Richman_______________________

Name: Mike Richman

Title: Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

City National Bank

By: /s/ David Acosta______________________

Name: David Acosta

Title: Senior Vice President & Team Leader

Amendment No. 2 to Second Amended and Restated Credit Agreement

Comerica Bank

By: /s/ Adam J. Korn_______________________

Name: Adam J. Korn

Title: Senior Vice President/ AGM

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

First Republic Bank

By: /s/ Charles Heaphy____________________

Name: Charles Heaphy

Title: Senior Managing Director

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

East West Bank

By: /s/ Jodi Chong____________________

Name: Jodi Chong

Title: Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement

Name of Lender:

BANK HAPOALIM B.M.

By: /s/ Lenroy Hackett____________________

Name: Lenroy Hackett

Title: Senior Vice President

By: /s/ Marline Alexander____________________

Name: Marline Alexander

Title: First Vice President

Amendment No. 2 to Second Amended and Restated Credit Agreement